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               SIXTH MODIFICATION OF MASTER CONSTRUCTION LOAN AGREEMENT


     THIS SIXTH MODIFICATION, dated and effective as of May 31, 1999, is made and entered into by and between TRAMMELL CROW BTS, INC., a Delaware corporation having a notice address of 7535 East Hampden Avenue, Suite 650, Denver, Colorado 80231-4845 ("Developer"), and KEYBANK NATIONAL ASSOCIATION, a national banking association having a notice address of 10 West Market Street, 9th Floor, Indianapolis, Indiana 46204 ("Bank").

                                      RECITALS:

     A. Developer and Bank entered into that certain Master Construction Loan Agreement, dated August 4, 1997, as modified by that certain First Modification of Master Construction Loan Agreement between Developer and Bank, dated September 15, 1997, as modified by that certain Second Modification of Master Construction Loan Agreement between Developer and Bank, dated May 12, 1998, as modified by that certain Third Modification of Master Construction Loan Agreement between Developer and Bank, dated June 9, 1998, as modified by that certain Fourth Modification of Master Construction Loan Agreement between Developer and Bank, dated December 30, 1998, and as modified by that certain Fifth Modification of Master Construction Loan Agreement between Developer and Bank, dated April 23, 1999 (collectively, the "Loan Agreement").

     B. The parties hereto desire to further modify the Loan Agreement in accordance with the terms and conditions set forth herein.

                                      AGREEMENT

     NOW THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the parties hereto agree as follows:

     1. DEFINITIONS OF THE LOAN AGREEMENT. Paragraph 1.01 of the Loan Agreement is hereby modified by substituting the following in lieu of the existing like defined terms:

          "Approved Tenant" shall mean OfficeMax, Inc. and any other tenant approved by Bank in its sole discretion.

          "Debt Service Coverage Ratio" shall mean the ratio of (i) projected total annual income to be received under the Lease for an applicable Project, defined as base rent, common area maintenance payments, insurance and real estate tax reimbursements and miscellaneous sources, less projected total annual expenses for such Project, defined as an annual management fee in an amount equal to Three Percent (3%) of the projected total annual income of such Project, an annual charge of Ten Cents ($.10) per square foot of such Project for a capital reserve and expense of common area maintenance, insurance, real estate taxes, and non-capitalized repairs, to (ii) the projected total annual sum of all interest payments and principal payments on the applicable Project Loan which would be due and

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     payable assuming the level amortization of such Project Loan over a period equal to the lesser of (a) twenty (20) years or (b) the term of the Lease for the Project, plus five (5) years, at a per annum interest rate equal to One and Three Quarters Percent (1.75%) above the most recent weekly average yield on United States Treasury Securities adjusted to a constant maturity of ten (10) years.

          "Plans and Specifications" shall mean the plans and specifications for the construction of the Improvements on an applicable Project Site prepared by the Architect therefor and approved on or prior to the date of the initial Advance for the applicable Project by the Borrower, the Bank, the Approved Tenant leasing such Project and the Contractor, including all working drawings and shop drawings prepared for use in connection therewith, as the same may be finalized, supplemented, modified or amended from time to time by Change Orders permitted hereunder.

          "Project Loan Commitment Expiration Date" shall mean September 30,
     1999.

     2. REFERENCE TO OFFICEMAX IN THE LOAN AGREEMENT. The reference to "OfficeMax" is hereby deleted in the following sections contained in the Loan
Agreement:

     Section 4.01 (e)(ii)
     Section 4.01 (v)(ii)
     Section 6.05
     Section 8.01 (l)
     Number 6 of Exhibit B

     3. SECTION 4.01 OF THE LOAN AGREEMENT. Paragraph n. of Section 4.01 of the Loan Agreement shall be amended in its entirety to read as follows:

          n. CONSTRUCTION CONTRACT. Such Borrower shall have furnished to the Bank for its review and approval a copy of the executed Construction Contract for the construction of the Improvements forming a part of the Project in respect of which such Project Loan is being made in accordance with the Plans and Specifications therefor for a maximum fixed price not exceeding an amount approved by the Bank. Such Borrower shall also furnish to the Bank copies of all other Major Contracts in respect of such Project. Such Major Contracts shall be subject to reasonable approval by the Bank.

          Such Construction Contract shall further provide:

                 i. A provision that with final payment such Contractor shall deliver to such Borrower a complete release of liens signed by such Contractor and all subcontractors;

                ii. A provision that no change orders involving an increase in costs of Fifty Thousand Dollars ($50,000) or more for a single change order or One Hundred Thousand Dollars ($100,000) or more in the aggregate shall

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          be effective without the prior written consent of the Bank and, to the extent required under the Lease for such Project, the prior written consent of the Approved Tenant under such Lease (this requirement shall be satisfied if the provision is included in the Contractor's Letter for such Project);

               iii. A provision for not less than Ten Percent (10%) retainage in connection with interim payments to each subcontractor (but not for payments to suppliers unless Bank determines in its reasonable discretion that such retainage as to suppliers is appropriate) until the Improvements forming a part of such Project are substantially completed; and

               iv. If provided for under the laws of the state in which such Project is located, a no-lien provision.

               4. SECTION 7.04 OF THE LOAN AGREEMENT. Section 7.04 of the Loan Agreement shall be amended in its entirety to read as follows:

          7.04. CHANGE ORDERS. Without the Bank's prior written consent, such Borrower will not execute, or permit the performance of work on the Project in respect of which such Project Loan is being made, or the furnishing of Materials therefor pursuant to any Change Order involving an increase in the Direct Costs of such Project of Fifty Thousand Dollars ($50,000) or more for single Change Orders or One Hundred Thousand Dollars ($100,000) or more in the aggregate or involving any fundamental change in the architectural, mechanical or structural design of any portion of the Improvements forming a part of such Project, or involving any materially adverse change in the quality of workmanship or Materials in such Improvements or causing any delay in completion of construction of such Improvements beyond the Completion Date therefor. Such Borrower will deliver copies of all Change Orders to the Bank promptly following their execution. Such Borrower will not execute or permit the performance of work on such Project or the furnishing of Materials therefor pursuant to a Change Order without the prior written consent of the Approved Tenant leasing such Project, if such consent is required under the Lease for such Project.

     5. EXPENSES. Borrower shall pay all costs incidental to this Modification, including but not limited to title insurance, survey charges, reasonable attorneys' fees, appraisals, insurance, inspecting engineers' and/or architect's fees, environmental fees, and all other incidental expenses of Bank.

     6. REPRESENTATIONS AND WARRANTIES. Developer hereby represents and warrants to Bank that there does not presently exist any default under the Loan Agreement or any event which with the notice or lapse of time or both would constitute a default under the Loan Agreement and that each of the representations and warranties set forth in the Loan Agreement remain true and correct as of the date hereof, except to the extent said representations and warranties specifically apply to those items explicitly modified by or otherwise disclosed in this Modification, and each of said representations and warranties is hereby incorporated herein by reference and modified as necessary to apply to and cover the undertakings of Developer evidenced by this Modification.

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     7.   CONTINUING EFFECT. All other terms, conditions, provisions, representations and warranties set forth in the Loan Agreement not specifically relating to those items explicitly modified by or otherwise disclosed in this Modification shall remain unchanged and shall continue in full force and effect. This Modification shall, wherever possible, be construed in a manner consistent with the Loan Agreement; provided, however, in the event of any irreconcilable inconsistency between the terms of this Modification and the terms of the Loan Agreement, the terms of this Modification shall control.

     8. WAIVER. No provision hereof shall constitute a waiver of any of the terms or conditions of the Loan Agreement, other than those terms or conditions explicitly modified or otherwise affected hereby.

     IN WITNESS WHEREOF, Developer and Bank have caused this Sixth Modification of Master Construction Loan Agreement to be duly executed as of the date and year first above written.

                                   "DEVELOPER"

                              TRAMMELL CROW BTS, INC.,
                              a Delaware corporation


                              By:  /s/ Lucy L. Dinneen
                                 ---------------------------------------------

                              Printed: Lucy L. Dinneen
                                      ----------------------------------------

                              Title: Vice President
                                    ------------------------------------------

                                   "BANK"

                              KEYBANK NATIONAL ASSOCIATION, a national banking association

                              By:  /s/ Theodore J. Lewis
                                 ---------------------------------------------

                              Printed: Theodore J. Lewis
                                      ----------------------------------------

                              Title: Vice President
                                    ------------------------------------------





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STATE OF COLORADO   )
                    ) SS:
COUNTY OF DENVER    )

     Before me, a Notary Public in and for said County and State, personally appeared Lucy L. Dinneen, known to me to be the Vice President of TRAMMELL CROW BTS, INC., a Delaware corporation, and acknowledged the execution of the foregoing for and on behalf of said corporation.

     Witness my hand and Notarial Seal, this 28th day of July, 1999.

                              /s/ Amy J. Waters
                              ------------------------------------------------
                              Notary Public - Signature

                              Amy J. Waters
                              ------------------------------------------------
                              Notary Public - Printed

My Commission Expires:        My County of Residence:

10/06/02                      Denver
----------------------        ------------------------------------------------


STATE OF INDIANA    )
                    ) SS:
COUNTY OF MARION    )

     Before me, a Notary Public in and for said County and State, personally appeared Theodore J. Lewis, known to me to be a Vice President of KEYBANK NATIONAL ASSOCIATION, a national banking association, and acknowledged the execution of the foregoing for and on behalf of said association.

     Witness my hand and Notarial Seal, this 3rd day of August, 1999.

                              /s/ Jane E. Butler
                              ------------------------------------------------
                              Notary Public - Signature

                              Jane E. Butler
                              ------------------------------------------------
                              Notary Public - Printed

My Commission Expires:        My County of Residence:

3/4/01                        Hamilton
----------------------        ------------------------------------------------

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This instrument was prepared by Dennis A. Johnson, Attorney at Law, JOHNSON,
SMITH, PENCE, WRIGHT & HEATH, LLP, One Indiana Square, Suite 1800, Indianapolis, Indiana 46204.















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